U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): September 5, 2019

OAKTREE STRATEGIC INCOME II, INC.

(Exact name of registrant as specified in charter)

Delaware	814-01281	83-0566439
(State or other jurisdiction of incorporation or registration)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Grand Avenue, 28th Floor, Los Angeles, CA		90071
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (213) 830-6300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 5, 2019, Oaktree Strategic Income II, Inc. (the “Company”) held its 2019 annual meeting of stockholders (the “Annual Meeting”). Set forth below are the three proposals voted upon by the Company’s stockholders at the Annual Meeting, as described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the U.S. Securities and Exchange Commission on June 7, 2019, as supplemented on August 26, 2019 (the “Proxy Statement”), together with the voting results for the proposals.

As of June 7, 2019, the record date for the Annual Meeting, 5,047,214 shares of common stock of the Company were outstanding and entitled to vote.

Each proposal was approved by the requisite vote.

Proposal 1. The election of two directors, who will each serve until the 2022 Annual Meeting of Stockholders or until his or her successor is duly elected and qualified:

Name	For	Withheld	Broker Non-Votes

Stephen Mosko	2,358,090	173,508	0
Deborah Gero	2,364,946	166,652	0

Proposal 2. The ratification of the selection of Ernst & Young LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2019:

For	Against	Abstain

2,363,298	25,421	142,879

Proposal 3. The approval of a new investment advisory agreement between the Company and Oaktree Capital Management, L.P. (the “Adviser”), which will replace the current investment advisory agreement, dated July 9, 2018, between the Adviser and the Company, and will become effective at the closing of the merger described in the Proxy Statement:

For	Against	Abstain	Broker Non-Votes

2,267,643	46,803	217,152	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OAKTREE STRATEGIC INCOME II, INC.

Date: September 6, 2019	By:	/s/ Mathew Pendo
Name: Mathew Pendo
Title: President and Chief Operating Officer